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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS












                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of LaSalle Resources, Inc. on Form SB-2 of our Auditors' Report, dated April 5, 2002, on the balance sheet of LaSalle Resources, Inc. as at February 28, 2002, and the related statement of loss and deficit, statement of cash flows and statement of stockholders' equity for the period from inception on December 3, 2001 to February 28, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.





Vancouver,  Canada                                      /s/   Morgan & Company
September  6,  2002                                     Chartered  Accountants









Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
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